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Surge Components, Inc.
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Surge Components, Inc. Responds to Litigation by Dissident Shareholders

November 08, 2016 12:00 PM Eastern Standard Time

DEER PARK, N.Y.--(BUSINESS WIRE)--Surge Components, Inc. (“Surge” or the “Company”) (OTC Pink:SPRS), a leading supplier of capacitors, discrete semi-conductors and audible/sounding devices, today issued the following statement responding to a lawsuit filed on November 2, 2016 by dissident shareholders Michael Tofias and Bradley Rexroad:

“On Wednesday, November 2, dissident shareholders Tofias and Rexroad filed a lawsuit in Nevada state court in an attempt to compel Surge to turn over confidential shareholder information to them. Surge has already provided all information that the dissident shareholders are entitled to under the plain language of the statute months ago. Nothing prevents the dissidents from speaking to Surge shareholders and, in fact, Tofias and Rexroad have already mailed their proxy materials to Surge shareholders last week.

Surge has been trying to reach an amicable resolution, but the dissident shareholders have shown no interest in avoiding this costly and distracting proxy contest. In our view, this lawsuit is nothing more than a desperate effort on the part of Tofias and Rexroad to achieve their oft-stated goal of “promptly” selling the Company. This is a path that would only serve their selfish short-term interests while crippling the potential for long-term value creation for all other shareholders. Although they now claim they want to “fix” Surge, Tofias and Rexroad have articulated absolutely no plan aside from displacing your experienced co-founders, Ira Levy and Steve Lubman, from the Board and immediately exploring a prompt sale of the Company. This unfortunate lawsuit is, in our opinion, a desperate and last resort to take the attention of shareholders away from the key issues at stake.

We urge all shareholders to choose the path of growth and long-term value creation, by voting on the Company’s GOLD proxy card. By voting on the GOLD proxy card, you will be able to tell Tofias and Rexroad loud and clear that you want us to be able to stop wasting Company resources and shareholder value on this distracting fight and that you care more about building long-term value at Surge.”

About Surge Components, Inc.

Founded in November 1981, Surge is a supplier of capacitors, discrete semi-conductors and audible/sounding devices. Surge’s capacitor product portfolio includes aluminum electrolytic capacitors, film capacitors, and ceramic capacitors. In the discrete semiconductor portfolio, Surge’s strengths include general purpose, recovery, schottky, polymer ESD, and transient voltage suppressors, transistors, diodes, and a full line of bridge rectifiers. With more than 30 years in the industry, Surge helps customers bring their products to market using the highest quality components with the most competitive economics to scale. Surge supplies its top quality products to customers in many market segments, including, but not limited to, power, energy, automotive, computer, telecom and security.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to revise or update any forward-looking statements whether as a result of new information, events or circumstances occurring after the date of this press release or otherwise.

Contacts

Media
Sloane & Company
Joe Germani, 212-486-9500
jgermani@sloanepr.com